Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225259 on Form S-8 of our report dated March 21, 2019, relating to the consolidated financial statements and financial statement schedule of CorePoint Lodging Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of CorePoint Lodging Inc. and subsidiaries for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 21, 2019